Exhibit 99(d)


                               CITICORP CAPITAL __
                              OFFER TO EXCHANGE ITS
         _____% TRUST ORIGINATED PREFERRED SECURITIES(sm)1 ("TOPRS(sm)")
    (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY, FULLY AND UNCONDITIONALLY
        GUARANTEED BY CITICORP TO THE EXTENT SET FORTH IN THE PROSPECTUS)

              FOR UP TO ____________ OUTSTANDING DEPOSITARY SHARES,
                 EACH REPRESENTING A 1/10 INTEREST IN A SHARE OF
          ______% _____________ PREFERRED STOCK, SERIES __, OF CITICORP
                             (CUSIP 173034 _______)


          -------------------------------------------------------------
          THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
              AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL __, 1997,
                          UNLESS THE OFFER IS EXTENDED.
          -------------------------------------------------------------

                                                                  March __, 1997

To Our Clients:

      Enclosed for your consideration are the Prospectus dated ______________, 1997 (the "Prospectus") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Citicorp Capital __, a Delaware statutory business trust (the "Trust"), to exchange its ____% Trust Originated Preferred Securities(sm) ("TOPrS(sm)") (the "Capital Securities") for up to an aggregate of _______________ (the "Maximum Number") depositary shares (the "Depositary Shares"), each representing a 1/10 interest in a share of ______% ____________ Preferred Stock, Series __, of Citicorp, a Delaware corporation, not owned by Citicorp, that are validly tendered and accepted for exchange pursuant to the Offer. In connection with the Offer, Citicorp will deposit in the Trust as trust assets its _____% Junior Subordinated Deferrable Interest Debentures due 2027, as set forth in the Prospectus. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Prospectus.

      Concurrently with the Offer, certain other business trusts affiliated with Citicorp are offering to exchange their Trust Originated Preferred Securities(sm) for depositary shares representing interests in other series of preferred stock of Citicorp. This letter relates only to the Offer by Citicorp Capital __.

      Pursuant to the Offer, exchanges will be made on the basis of one Capital Security for each Depositary Share validly tendered and accepted for exchange in the Offer. The Trust will accept for exchange, up to the Maximum Number of Depositary Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. If more than the Maximum Number of Depositary Shares are validly tendered for exchange pursuant to the Offer and not withdrawn prior to the Expiration Date, the Trust will accept such shares on a pro rata basis.

      We are the holder of record of Depositary Shares held for your account. A tender of such Depositary Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Depositary Shares held by us for your account.

      We request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. We also request that you designate, in the box captioned "Soliciting Tenders," any Soliciting Dealer who solicited your tender of Depositary Shares.

      Your attention is called to the following:


________

(sm) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

            1. The Offer, Proration Period and withdrawal rights expire at 5:00 P.M., New York City time, on April __, 1997, unless the Offer is extended (such date and time, the "Expiration Date"). Tenders may be withdrawn at any time prior to the Expiration Date and, unless previously accepted for exchange by the Trust, at any time after the expiration of 40 Business Days from the date of the Prospectus.

            2. Consummation of the Offer is conditioned on, among other things, tenders by a sufficient number of holders of Depositary Shares as of the Expiration Date such that, upon exchange of Capital Securities for the Depositary Shares, there be at least 400 record or beneficial holders of at least 1,000,000 Capital Securities to be issued in exchange for such Depositary Shares (the "Minimum Distribution Condition"), which condition may not be waived.

            3. The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer and not accept for exchange any Depositary Shares and promptly return all Depositary Shares upon the failure of any of the conditions specified above and in "The Offers -- Conditions to the Offers" in the Prospectus, (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept up to the Maximum Number of Depositary Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Depositary Shares tendered pursuant to such offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offers -- Withdrawal of Tenders" in the Prospectus, (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer, or (vi) not accept for exchange Depositary Shares at any time on or prior to the Expiration Date, for any reason. Any amendment applicable to the Offer will apply to all Depositary Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a decrease in the amount of Depositary Shares sought for exchange or a change in the amount or form of consideration (for which the minimum period is ten Business Days), depends upon the facts and circumstances, including the materiality of the change or information. See "The Offers -- Expiration Date; Extensions; Amendments; Termination" in the Prospectus.

            4. Tendering shareholders will not pay brokerage fees or commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, any stock transfer taxes applicable to the exchange of Depositary Shares pursuant to the Offer.

      Please note that a Question and Answer pamphlet regarding the Offer and the Capital Securities is enclosed for your information.

      If you wish to have us tender any or all of your Depositary Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Depositary Shares, all such Depositary Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

      THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE TRUST BY MERRILL LYNCH & CO., SMITH BARNEY INC., PRUDENTIAL SECURITIES INC. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.


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

                     INSTRUCTIONS WITH RESPECT TO THE OFFER
                               BY CITICORP CAPITAL

--------------------------------------------------------------------------------

      The undersigned acknowledges receipt of your letter and the enclosed Prospectus dated _____________, 1997 and the Letter of Transmittal in connection with the Offer by the Trust to exchange its Capital Securities for up to the Maximum Number of Depositary Shares of Citicorp that are validly tendered and accepted for exchange. Pursuant to the Offer, exchanges will be made on the basis of one Capital Security for each Depositary Share validly tendered and accepted for exchange in the Offer. If more than the Maximum Number of Depositary Shares are validly tendered for exchange pursuant to the Offer and not withdrawn prior to the Expiration Date, the Trust will accept such shares on a pro rata basis.

      This will instruct you to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

[_] By checking this box, all Depositary Shares held by you for our account, including fractional shares, will be tendered in the Offer. If fewer than all Depositary Shares are to be tendered, we have checked the box below and indicated the aggregate number of Depositary Shares to be tendered by you for our account.

[_]   _________________________ shares*

_________

* Unless otherwise indicated, it will be assumed that all Depositary Shares held by us for your account are to be tendered.

                                    SIGN HERE


Signature(s):  ______________________________________________________________

Name(s):  ___________________________________________________________________


Address:  ___________________________________________________________________


Social Security or Taxpayer ID No.:__________________________________________

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                                (SEE OTHER SIDE)


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

             PLEASE DESIGNATE IN THE BOX BELOW ANY SOLICITING DEALER
                           WHO SOLICITED YOUR TENDER.

--------------------------------------------------------------------------------

                                SOLICITED TENDERS

      The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:


      Name of Firm:____________________________________________________________
                                 (Please print)

      Name of Individual Broker
      or Financial Consultant:  _______________________________________________


      Identification Number (if known):  ______________________________________

      Address:  _______________________________________________________________

      _________________________________________________________________________
                                    (Include zip code)

                                    SIGN HERE


      X_____________________________         _________________________________



      X_____________________________         _________________________________
             Signature(s)                    Print name(s) and address(es) here


      Dated: ________________, 1997


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